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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 2019 with respect to the balance sheet as of July 11, 2019 of Aprea Therapeutics, Inc., and our report dated August 20, 2019 with respect to the consolidated financial statements of Aprea Therapeutics AB for the years ended December 31, 2017 and 2018, in the Registration Statement (Form S-1) and related Prospectus of Aprea Therapeutics, Inc., for the registration of shares of its common stock.

/s/ Ernst & Young AB

Stockholm, Sweden

September 6, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm